UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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McKESSON CORPORATION

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McKesson 2019 Annual Meeting of Stockholders July 31, 2019

McKesson Appreciates Your Investment and Requests Your Support at Our July 31 Annual Meeting #1 Election of 10 Directors for a One-Year Term #2 Ratification of the Appointment of the Independent Registered Public Accounting Firm #3 Non-binding Advisory Vote on Executive Compensation #4 Shareholder Proposal on Disclosure of Lobbing Activities and Expenditures #5 Shareholder Proposal on 10% Ownership Threshold for Calling Special Meetings of Shareholders Item Your Board’s Vote Recommendation FOR FOR FOR AGAINST AGAINST

McKesson At A Glance Our vision is to improve patient care in every setting — one product, one partner, one patient at a time

FY 2019 Performance Highlights(1) $3.5B Free Cash Flow $13.57 Adjusted EPS $214B Total Revenue 3% Revenue Growth Top Line Growth Bottom Line Results Key Highlights FY 2019 Saw increasing momentum in our strategic growth initiative Acquired Medical Specialties Distributors In FY 2019, we delivered adjusted operating results that were in line with our expectations across most of our business units Returned $1.9 billion to shareholders through share repurchases and dividends (1) An explanation of these non-GAAP measures and a reconciliation to GAAP is available at https://investor.mckesson.com. FY 2019 GAAP operating cash flow was $4B and GAAP EPS was $0.17. Continued to optimize our operating model to improve operational performance

5 A New Era of Board Leadership Under Our Independent Chair Ed Mueller, who assumed the role of Independent Chair in April 2019, sets the tone at the top in overseeing the Company’s culture, and has led several key Board initiatives that are driving value for shareholders Reshaping the Board with New Perspectives Aligning Pay and Performance Integrating Shareholder Feedback into Our Corporate Governance Structure Continuing to Fight the Opioid Epidemic Overseeing a New Growth Strategy Delivering a Smooth CEO Transition Through Well-Planned Succession Planning

Thoughtful Leadership Transition McKesson Corporation Proprietary Our Board, in fulfilling its duties to oversee the development of executive talent and ensure continuity in the Company’s senior leadership, administered an orderly and stable leadership transition Retired – March 31, 2019 Appointed - April 1, 2019 John H. Hammergren Chairman and Chief Executive Officer Brian Tyler Chief Executive Officer As of October 31, 2018 Under Mr. Hammergren’s leadership, McKesson: Became the leading provider of healthcare services and information technology solutions that help organizations across the healthcare industry improve their business performance and deliver better care More than quadrupled revenues to $208 billion, expanded into global markets, and advanced to number six on the Fortune 500, which reflected total shareholder returns of more than 400%, or 9% on a compound annual basis(1) Created our ICARE and ILEAD shared principles, which serve as the foundation for McKesson’s culture and values across the globe 22-year McKesson veteran who led nearly every major business within the Company as well as corporate strategy and business development Deep industry knowledge, outstanding track record as a business leader, and commitment to operational excellence and customer success Strong point of view on the future of the industry, both in the U.S. and globally, and a vision for how McKesson will continue to play an integral role in improving patient care while driving value for McKesson’s shareholders Mr. Tyler is the ideal leader to guide McKesson through the next era:

Constructive Dialogue with Shareholders Our Board and management take a long-term view toward shareholder engagement and recognize that solicitation and consideration of shareholder feedback are critical to driving growth and creating shareholder value Reached out to shareholders representing over of our outstanding common stock(1) Engaged with shareholders representing over of our outstanding common stock(1) 59% 39% Significant Changes in FY 2019 and FY 2020 Informed by Shareholder Feedback Separated our CEO and Chair roles Continued refreshing board and rotated committee assignments Established a standing Compliance Committee Reduced magnitude of CEO total target LTI by $4.7M Simplified our compensation program Lowered special meeting threshold effective May 2019 Enhanced political contributions and lobbying policy Implementing a director tenure policy by July 2022 Since our 2018 Annual Meeting of Stockholders

Governance Policies Support Transparency and Accountability With a new independent Board Chair, we are committed to sound and effective corporate governance practices and have taken several recent actions to further enhance our corporate governance structure Recent Actions Taken to Enhance Our Corporate Governance Structure Lobbying Policy and Disclosure: Enhanced our political engagement policy to include Board oversight of lobbying and clarify how we interact with and evaluate trade associations, among other refinements Special Meeting Ownership Threshold: Lowered the ownership threshold required to call a special meeting from 25% to 15% Standing Compliance Committee: Assists the Board in overseeing (i) our compliance programs and (ii) management’s identification and evaluation of our principal legal and regulatory compliance risks

Edward A. Mueller (Independent Chair)* Chairman of the Board and Chief Executive Officer, Qwest Communications International Inc. (Retired) Brian S. Tyler (New director in FY 2020) Chief Executive Officer, McKesson Corporation Dominic J. Caruso (New director in FY 2019) Executive Vice President and Chief Financial Officer, Johnson & Johnson (Retired) N. Anthony Coles, M.D. Chairman and Chief Executive Officer, Yumanity Therapeutics, LLC M. Christine Jacobs Chairman of the Board, President and Chief Executive Officer, Theragenics Corporation (Retired) Board Composition Promotes Effective Oversight Our directors’ diverse backgrounds contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior executive team Supply Chain 8 Technology 4 Multidisciplinary Board Skills Diversity 5 8 Global Leadership 6 Healthcare Marie L. Knowles Executive Vice President and Chief Financial Officer, Atlantic Ritchfield Company (Retired) Bradley E. Lerman (New director in FY 2019) Senior Vice President, General Counsel and Corporate Secretary, Medtronic plc Susan R. Salka Chief Executive Officer and President, AMN Healthcare Services, Inc. Kenneth E. Washington (New director in FY 2020) Chief Technology Officer, Ford Motor Company Donald R. Knauss Chairman of the Board and Chief Executive Officer, The Clorox Company (Retired) * New Role in FY 2020

Reshaping the Board with New Perspectives

We continually focus on Board composition to ensure an appropriate mix of tenure and expertise that provides fresh perspectives and significant industry and subject matter knowledge

Committee Refreshment

Committee	FY 2019 Committee Assignments	FY 2020 Committee Assignments(1)
Compensation Committee	***Chair: Dr. Tony Coles*** ***Brad Lerman*** Ed Mueller ***Susan Salka***	Chair: Dr. Tony Coles Brad Lerman Ed Mueller Susan Salka
Audit Committee	Chair: Marie Knowles ***Dominic Caruso*** Donald Knauss ***Chris Jacobs***	***Chair: Dominic Caruso*** Chris Jacobs Marie Knowles Donald Knauss
Finance Committee	***Chair: Don Knauss*** ***Dominic Caruso*** Dr. Tony Coles Marie Knowles	Chair: Don Knauss Dominic Caruso Dr. Tony Coles Marie Knowles ***Dr. Ken Washington***
Governance Committee	***Chair: Susan Salka*** Chris Jacobs Ed Mueller Brad Lerman	Chair: Susan Salka Chris Jacobs Brad Lerman Ed Mueller
Compliance Committee	***Chair: Brad Lerman*** ***Dominic Caruso*** ***Chris Jacobs*** ***Marie Knowles***	Chair: Brad Lerman Dominic Caruso Marie Knowles ***Dr. Ken Washington***

New Committee Member or Role

Board Refreshment

On July 1, 2019, Dr. Ken Washington, Chief Technology Officer at Ford Motor Company, joins our Board as our newest independent director



Dr. Ken Washington
Chief Technology Officer
Ford Motor Company

- ✓ Leads Ford's worldwide research organization and oversees development and implementation of technology strategy and plans
- ✓ Deep technology, privacy and strategy expertise

Commitment to Ongoing Governance Enhancement

- ✓ **Departing Directors**: Chris Jacobs and Marie Knowles, our two longest-serving directors, have indicated that they intend to complete their service on the Board no later than the 2021 Annual Meeting.
- ✓ **New Director(s)**: By 2021, we plan to add at least one additional new director, with our selection process continuing to ensure that the pool of potential nominees includes diverse candidates.
- ✓ **Director Tenure Policy:** By 2022, we plan to implement a policy requiring directors with 12+ years tenure to offer to resign from Board service annually, which the Board, after careful consideration, can choose to accept or reject.

(1) Effective July 1, 2019

10

McKESSON
McKesson Corporation Proprietary

Oversight of Risk Management We believe an effective risk oversight and compliance program is foundational to a company's long-term success and future growth Board of Directors Key areas of risk reported to and overseen by the full Board include: Long-term business strategy Compliance programs Cybersecurity Controlled substance distribution Human capital management The Company’s response to industry dynamics, including consolidation, reform, drug pricing and reimbursement Audit Committee Compensation Committee Compliance Committee Finance Committee Governance Committee Enterprise Risk Management Integrity of financial statements, auditor independence and internal audit function Executive compensation policies and practices Principal legal and regulatory compliance risks, in coordination with Audit Committee Credit, capital structure, liquidity and insurance programs Corporate governance Board independence and potential conflicts of interest Management is responsible for the design and implementation of processes related to day-to-day risk, including: Macroeconomic Financial Operational Public reporting Controlled substances Legal Regulatory Political Cybersecurity Compliance Reputational risks New in FY 2019

CEO Compensation is Performance-Based Our executive compensation program is predominantly performance-based, and each year the Compensation Committee establishes rigorous performance goals to drive operational performance and TSR growth FY 2019 CEO Compensation Mix Pay Element Performance Metric Target Pay  Management Incentive Plan (annual cash incentive) Adjusted EPS (75%)   100 - 150% of Base Salary Adjusted OCF (25%) Performance Stock Units (long-term equity incentive) 3-Year Cumulative Adjusted EPS (25% for CEO; 75% for other NEOs) 50% of Target LTI Value MCK TSR vs. S&P 500 Health Care Index (75% for CEO; 25% for other NEOs) Stock Options  Stock Price  30% of Target LTI Value Cash Long-Term Incentive Plan 3-Year Cumulative Adjusted OCF (75%) 20% of Target LTI Value 3-year average ROIC (25%) Our retired CEO’s target LTI opportunity was reduced by $4.7 million for FY 2019

Compensation Program Simplified for FY 2020 Our newly comprised Compensation Committee spent significant time and effort reviewing our executive compensation program to ensure it is appropriately serving the needs of our Company and shareholders, and would continue to effectively incentivize our executives to achieve the goals of our growth initiative Pay Element FY 2020 Performance Metric  Management Incentive Plan (annual cash incentive) Adjusted EPS Adjusted OCF Free Cash Flow Adjusted Operating Profit Performance Stock Units (60% of FY 2020 LTI) 3-Year Cumulative Adjusted EPS 3-Year Average ROIC MCK TSR vs. Comparator Group Restricted Stock Units (40% of FY 2020 LTI) -- Stock Options  Stock Price Cash Long-Term Incentive Plan 3-Year Cumulative Adjusted OCF 3-year average ROIC Annual Cash Incentive ADD Adjusted Operating Profit REPLACE Adjusted OCF with Free Cash Flow Long-Term Incentives ELIMINATE Stock Options ELIMINATE Cash LTIP ADD Three-Year ratable vesting RSUs Indicates FY 2020 change New CEO FY 2020 target direct compensation is lower than our prior CEO’s FY 2019 total target direct compensation.

Compensation Decisions to Support Transformation To incentivize execution on our growth initiative and ensure leadership continuity through Mr. Hammergren’s retirement, in FY 2019 our Compensation Committee approved special incentive awards to select executive officers, excluding Mr. Hammergren as well as Mr. Tyler, whose award was granted to him in May 2018 when he was president of a business unit and not yet a Named Executive Officer Performance Goal In Excess of LRP - Threshold-level PSU vesting occurs only if the incremental cumulative AOP contribution for the period exceeds $0.4B Rigorous Three-year AOP Goals; Four-Year Total Vesting - PSU vesting requires performance against rigorous incremental cumulative AOP goals for the FY 2019 — FY 2021 period. One-half of earned PSUs are paid at the end of the performance period, and the remaining one-half of earned PSUs are paid after an additional year of service vesting Absolute TSR Cap on Payouts - If positive absolute TSR is not achieved over the performance period, PSU awards will not pay out above target Self-Funding Awards - Incremental cumulative AOP will be calculated net of costs associated with the incentive awards

Our Role in the Pharmaceutical Supply Chain McKesson is only one component of the pharmaceutical supply chain

Our Continued Fight to Help Combat the Opioid Crisis Advocating at the National and State Level for Policy Changes: Supported the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment (SUPPORT) for Patients and Communities Act passed in October 2018 More robust funding of policy proposals for preventing and treating addiction under provisions of the Comprehensive Addiction and Recovery Act (CARA) passed in 2015 Foundation for Opioid Response Efforts (FORE)1 : Vision: Inspire and accelerate action to end the opioid epidemic Mission: With patients at the center, supporting programs and grants in provider education, payer strategies, policy initiatives and public awareness 1 Organized as a Section 501(c)(3) nonprofit entity neither owned nor controlled by McKesson Company-led Initiatives National Prescription Safety-Alert System (RxSAS) Facilitate E-Prescribing Fast-Track Distribution of New, Non-Opioid Pain Medications Free Pharmacist Training on Opioid Overdose Reversal Medication Promoting a Secure Supply Chain Customer Education Formation of a standing Compliance Committee to assist the Board in overseeing the Company’s compliance programs and management’s identification and evaluation of legal and regulatory compliance risks Commitment to maintaining strong oversight and compliance processes by actively monitoring pending litigation and investigations related to opioid distribution as well as the Company’s Controlled Substance Monitoring Program Board Oversight of Opioid Risks and Compliance

Inclusion, Diversity, Equality and Culture Recognized for 4th year by Disability Equality Index as one of the best places to work, with a 100% score in 2019 Honored as one of the best places to work for LGBT equality by the Human Rights Campaign for the 6th year in a row Recognized as one of the best employers for diversity by Forbes Women and people of color comprise 50% of our director nominees

Shareholder Proposal on Disclosure of Lobbying Activities and Expenditures McKesson has refined its political engagement policy in direct response to shareholder feedback in 2017, 2018 and 2019 and already discloses significant information on its political contributions and lobbying activities McKesson is transparent in its involvement with trade and industry organizations and discloses memberships when its annual payments exceed $50,000 In 2019, McKesson further enhanced its political contributions and lobbying policy(1) to: More prominently disclose public policy approaches and priorities Clarify existing robust, internal procedures designed to align the Company’s political activities, public policy priorities and applicable law Include Board oversight of lobbying activities Describe how the Company evaluates trade associations McKesson publishes its political contributions on its website and was recognized by The CPA-Zicklin Index of Corporate Political Disclosure as 1 of only 19 companies with a policy that prohibits trade associations and other tax-exempt organizations from using its corporate funds for political purposes Our Board exercises oversight of the Company’s political activities. Our SVP of Public Affairs provides periodic updates on policy issues and political engagements to the Board and reports annually on lobbying activities and corporate political contributions McKesson has been consistently recognized by The CPA-Zicklin Index of Corporate Political Disclosure and Accountability: A “Most Improved” company (2017) and “Trendsetter” (2017 & 2018) Transparency score increased from 40 to 94.3 (out of 100) in 2017 and from 94.3 to 97.1 (out of 100) in 2018 A copy of the policy is available at www.mckesson.com/about-mckesson/public-affairs/political-engagement/ The Board recommends a vote AGAINST Item #4

Shareholder Proposal on 10% Ownership Threshold for Calling Special Meetings of Shareholders A 10% ownership threshold will risk giving a shareholder or small group of shareholders a disproportionate amount of influence over the Company’s affairs After carefully consulting with, and considering, the views of our shareholders, in May 2019 the Board amended our By-Laws to decrease the ownership threshold required to call a special meeting from 25% to 15% This represents another change made by the Company based on shareholder guidance While our shareholders have expressed disparate views on our threshold, there was a sentiment that given our market capitalization, 25% of outstanding shares could represent a high hurdle. At the same time, many shareholders with whom we spoke believed that a 10% threshold was too low The Board believes that a 15% ownership threshold strikes a reasonable and appropriate balance between enhancing shareholder rights and protecting against the risk that a small group of shareholders, including shareholders with special interests, could call special meetings to promote agenda items relevant to particular constituencies as opposed to shareholders generally A 15% ownership threshold strikes the necessary balance between enhancing our shareholders’ ability to act on important matters and protecting the Company and other shareholders by allowing only a meaningful group of shareholders to exercise this right The Board recommends a vote AGAINST Item #5

McKesson Appreciates Your Investment and Requests Your Support at Our July 31 Annual Meeting #1 Election of 10 Directors for a One-Year Term #2 Ratification of the Appointment of the Independent Registered Public Accounting Firm #3 Non-binding Advisory Vote on Executive Compensation #4 Shareholder Proposal on Disclosure of Lobbing Activities and Expenditures #5 Shareholder Proposal on 10% Ownership Threshold for Calling Special Meetings of Shareholders Item Your Board’s Vote Recommendation FOR FOR FOR AGAINST AGAINST

2019 Annual Meeting of Stockholders This information is being provided to shareholders in addition to the proxy statement filed by McKesson Corporation (“Company”) with the United States Securities and Exchange Commission (“SEC”) on June 21, 2019. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if you have already given your proxy voting instructions, you can change your vote at any time before the annual meeting by giving new voting instructions as described in more detail in the proxy statement. The proxy statement and other documents filed by the Company with the SEC may be obtained free of charge at www.sec.gov and from the Company’s website at www.mckesson.com.